                    AMENDMENT TO FUND PARTICIPATION AGREEMENT


         This Amendment to the Fund Participation Agreement ("Agreement") dated September 15, 1998, as amended, between Janus Aspen Series, an open-end management investment company organized as a Delaware business trust (the "Trust"), and The Lincoln National Life Insurance Company, an Indiana life insurance company (the "Company") is effective as of May 1, 2000.

                                    AMENDMENT

         For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

         1. Schedule A of this Agreement shall be deleted and replaced with the attached Schedule A.

         2. All other terms of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.



THE LINCOLN NATIONAL LIFE
INSURANCE COMPANY


By:
   ----------------------------

Name:  Steven M. Kluever
Title:    Second Vice President


JANUS ASPEN SERIES


By:
   ----------------------------

Name:  Bonnie M. Howe
Title:   Assistant Vice President

                                   SCHEDULE A
                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS


Name of Separate Account and the             Contracts Funded
Date Established by Board of Directors       By Separate Account
--------------------------------------       -------------------

Lincoln National Variable                    Multi Fund Individual
Annuity Account C                            Variable Annuity and e Annuity
(Established June 3, 1981)

Lincoln National Variable                    GVA I, II, III
Annuity Account L                            (non-New York)

Lincoln Life Variable                                 Multi Fund Group
Annuity Account Q                            Variable Annuity
                                             (non-New York)

Lincoln National Life Insurance              Director Group
Company Separate Account 34                  Variable Annuity

Lincoln Life Flexible Premium Variable       Lincoln VUL
Life Account M                               Lincoln VUL-DB-

Lincoln Life Flexible Premium Variable       Lincoln SVUL
Life Separate Account R                      Lincoln SVUL II

Lincoln Life Flexible Premium Variable       Lincoln CVUL
Life Account S                               Lincoln CVUL Series III

Lincoln National Variable Annuity            Multi Fund Individual
Account 53                                   Variable Annuity (non-registered)